EXHIBIT 99.1

[LOGO]          [STRUM, RUGER & CO., INC. Letterhead]

                                              SOUTHPORT, CONNECTICUT 06890 U.S.A.

FOR RELEASE FEBRUARY 1, 2006
 For further information contact:  Stephen L. Sanetti, President
(203) 259-7843

STURM, RUGER & CO., INC.
ANNOUNCES RESIGNATION OF DIRECTOR

SOUTHPORT, CT — February 1, 2006 — Sturm, Ruger;& Company, Inc. (NYSE:RGR) announces with regret the resignation of Joseph C. Strasser, Rear Admiral, U.S.N. (Ret.) as a Director of the Company, effective immediately.

     RADM Strasser cited reasons of health for his unexpected resignation. He joined the Sturm, Ruger board in August 2005, and expressed his sincere regret for the necessity of this personal decision.

     “While Joe Strasser has only been on the Sturm, Ruger board for a few months, we will miss his guidance and personal presence,” said Sturm, Ruger & Co, Inc. Chairman and CEO William B. Ruger, Jr. “We fully understand the reason for his decision and are saddened by the circumstances mandating it. We wish him well, and our thoughts are with him and his family,” he concluded.

     Sturm, Ruger is the nation’s leading manufacturer of high-quality firearms for recreation and law enforcement, and a major producer of precision steel and titanium investment castings. Sturm, Ruger is headquartered in Southport, CT, with plants and foundries located in Newport, NH and Prescott, AZ.

Sturm, Ruger & Co., Inc.
 Arms Makers for Responsible Citizens(R)

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